            WEB PRESS CORPORATION

           22023 68th Avenue South

           Kent, Washington  98032

        _________________________________________________

            Notice of Annual Meeting of Stockholders

                   to be held July 14, 1995
       _________________________________________________



To Our Stockholders:

The  Annual  Meeting of the stockholders of Web Press
Corporation (the "Company") will be held at the Company's offices at 22023 68th Avenue South, Kent, Washington at 10:00 a.m., local time, on Friday, July 14, 1995, for the following purposes:

          1.    To  elect three persons to the Board of
Directors of the Company to serve until the election of their successors now scheduled to occur at the 1996 Annual
Meeting  of  the stockholders;
          2.    To  transact such other business as may
properly come before the meeting.

A proxy statement containing information regarding the above item appears on the following pages. The Company's 1994 Annual
Report is enclosed.

The record of stockholders entitled to receive notice of and to vote at the Annual Meeting was determined as of the close of busi ness on June 7, 1995.

We have enclosed a proxy card which will enable you to vote your shares on the issues to be considered at the meeting.
All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and then return it to the Company in the enclosed en velope as soon as conveniently possible. If you wish to vote in favor of the agenda item in accordance with the Board of Director's recommendation, you need not mark your vote on the proxy but need only sign, date, and return it to the Company.

Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                         By Order of the Board of Directors,


                        /S/ W.R. MARCOUILLER
                         W. R. Marcouiller
                         President


June 15, 1995
Kent, Washington



______________________________________________________________

                     __ YOUR VOTE IS IMPORTANT!

  Please mark, date and sign the enclosed proxy and promptly return it to the Company in the enclosed envelope.

______________________________________________________________

                      WEB PRESS CORPORATION
                     22023 68th Avenue South
                     Kent, Washington  98032


                            --------
                  PROXY STATEMENT FOR THE 1995
               ANNUAL MEETING OF THE STOCKHOLDERS




INTRODUCTION

The 1995 Annual Meeting of stockholders of Web Press
Corporation (herein called either "Web Press" or the "Company") will be held at 10:00 a.m., local time, on Friday, July 14, 1995, at the Company's offices at 22023 68th Avenue South,
Kent,  Washington.

This proxy statement is being distributed at the direction of the Company's Board of Directors and provides information concerning the proposal on which stockholders are entitled to vote at the Annual Meeting. The Company intends to commence distribution of this proxy statement and the materials which accompany it on June 22, 1995. Except as otherwise expressly indicated, all informa tion herein is provided as of June 15, 1995. Solicitation pursuant to this proxy statement may be followed by personal solicitation of certain stockholders by management.

Each stockholder of record is invited to use the proxy card which accompanies this proxy statement to vote on (or to abstain from voting on) the proposal to be presented at the Annual Meeting. For the reasons indicated elsewhere in this proxy statement, Web Press' Board of Directors recommends that stockholders vote FOR the agenda item on the proxy card. A stockholder who desires to vote on the matter in accordance with the Board's recommendation need, however, only date,
sign and return  the  enclosed  proxy card.   The Company
requests that the dated and signed proxy be returned as soon as possible.

The record of stockholders entitled to receive notice of and to vote at the Annual Meeting was determined as of the close of busi ness on June 7, 1995 (herein called the "record date"). At that time, 3,105,413 shares of Web Press common stock were
outstand ing.   Each share of the common stock entitles its
holder to  one vote.

ELECTION OF DIRECTORS

The Company's Board of Directors has nominated three individuals for election to the Board to serve until the 1996 annual stock holders' meeting or until their successors
are  elected  and qualified.   The nominees are W. R.
Marcouiller, W. F. Carmody, and G. C. Sanborn. All of the nominees are presently members of the Board. If, on account of death or any other unforeseen con tingency, any of such nominees should not be available for elec tion, then the Board of Directors will either (i) reduce the size of the Board to eliminate the position for which the person was nominated or (ii) nominate a new candidate for election to the Board in place of the person unable to serve and vote in favor of the new candidate all shares covered by management proxies on which authority to vote for management nominees has not been generally withheld. Any such changes will be announced at the Annual Meeting but no advance notice of such change will be mailed or otherwise provided to the stockholders.

Management recommends that you vote for the nominees named above for election to the Board of Directors.

The Board has determined that three directors (two outside direc tors and one member of management) are adequate, and the Board does not intend, at this time, to increase the size of the Board to the maximum of nine members allowed by the Company's By-laws.

The following table identifies the three persons nominated by the Board of Directors for election to the Board at the 1995 Annual Meeting and with respect to each person named shows:
(i) his age; (ii) his principal business experience during the past five years (including all positions and offices held with the Company); (iii) the year in which he first became a member of the Board of Directors, and (iv) the number of common shares of Web Press Corporation which, according to information supplied by him to the Company, are "beneficially owned" by him as of June 15, 1995:

                                                        Shares
                                                         and
                                                       Percent
                                                         of
                                                       Common
                                                       Stock
                                                       Bene-
                         Experience during  Director  ficially
     Name           Age  Past Five Years     Since     Owned
     ____           ___  _________________  ________  _________
W.R. Marcouiller    73   President since       1974   1,837,500
                         October, 1974.                 59.17%
                                                          (1)
W.F. Carmody        70   Sec-Treasurer.        1969     155,800
                         Retired former                  5.02%
                         founder & Pres. of               (2)
                         Carmody Company, Inc.
                         Seattle, Wa. (Dealer
                         & manufacturers'
                         representative for heavy
                         electrical &
                         industrial equipment).

G.C. Sanborn, Jr.  72    Consultant.           1969     50,000
                         Retired former                 1.61%
                         owner &
                         General Manager
                         of Industrial
                         Products Co.,
                         Seattle, Wa.
                         (a distributor of
                         industrial supply
                          equipment).

     (1) Does not include 214,500 shares (6.91%) owned by Mr. Marcouiller's adult children as to which he disclaims beneficial ownership.

     (2) Includes 800 shares held as custodian for Mr. Carmody's child as to which he disclaims beneficial ownership.

FUNCTIONS AND MEETINGS OF THE BOARD OF DIRECTORS
AND ITS COMMITTEES

The Board of Directors has the ultimate authority for the management of the Company's business and objectives. The
Board selects the Company's executive officers, delegates responsibilities for the conduct of Company operations to those officers, and monitors their performances. The Board of Directors held one meeting during 1994. Each incumbent director attended more than 75% of the total board and committee meetings.

A number of important functions of the Board of Directors are performed by the committees which are comprised solely of members of the Board. The Board has designated two committees: an Audit Committee and a Compensation Committee. The Board as a whole appoints members to these committees, from among the outside directors, at the first meeting of the Board which occurs after the election to the Board of Directors.
The Board retains the power to change at any time the authority or responsibility delegated to each committee or the members serving on such committee.

The Audit Committee performs the following principal functions: It recommends to the Board of Directors the firm of independent public accountants to audit the Company's financial statements for each fiscal year; reviews with the Company's independent auditors the general scope of their audit services; reviews the nature and extent of the non-audit services supplied by the Company's independent auditors; reviews with the independent auditors the results of their audit; reviews reports and recommendations made to the Committee by company personnel and by independent auditors; reviews programs to monitor accounting practices and the effectiveness of internal accounting controls; reviews exceptions to such programs as are brought to its attention; approves the fees for services rendered by the independent auditors; and consults with management as it deems appropriate on the results of its reviews. The current members of the audit committee are G. Clifford Sanborn, Jr., and William F. Carmody. The Committee met once in 1994.

The Compensation Committee reviews remuneration and recommends to the Board of Directors any changes in remuneration (including salaries, options, commissions, bonuses, fringe benefits, and incentive compensation) for the officers and
managers of  the  Company.   The current members of the
Compensation Committee are  G. Clifford Sanborn, Jr., and
William F. Carmody.  The Committee met once in    1994.

The Board of Directors does not have a standing committee respon sible for nominating persons to become directors.

MANAGEMENT RENUMERATION AND TRANSACTIONS

The following table sets forth the aggregate total cash compensa tion accrued during the fiscal years ended December
31, 1994, 1993, and 1992 for the Chief Executive Officer of the Company.

                      Annual Compensation

Name and Principal       Salary    Bonus    Long-Term      All Other
       Position     Year  ($)       ($)   Compensation    Compensation
- ------------------  ---- ------   ------  ------------    ------------
W.R. Marcouiller    1994 159,970     0          0              0
 President/General  1993 155,387  86,327        0              0
 Manager and        1992 122,048     0          0              0
 Director

Directors who are not employees of the Company are paid $50 per meeting and $300 per year for participation on the audit or compensation committees.

The Company entered into a five year employment agreement with Mr. Marcouiller, the President/General Manager, effective January 1, 1980. The agreement provided for annual payments of $75,000 (adjusted for inflation) and a bonus of 12.5% of earnings before taxes on income. Effective
January 1, 1985, January 1, 1990, and January 1995, the Company and Mr. Marcouiller agreed to renew the agreement for another five years under the same terms and conditions. The agreement now provides for Mr. Marcouiller's employment through December 31, 1999. Mr. Marcouiller's current base salary under the agreement is $159,970 per year. If the Company were to breach the employment agreement or if Mr. Marcouiller's employment were terminated prior to the expiration of the agreement, except for cause (as defined therein) or inability (by reason of accident, ill-health or otherwise) to discharge his normal duties for more than six consecutive months, Mr. Marcouiller would be entitled to a severance bonus of $100,000 for each year or part thereof remain ing in the term of his agreement.

The Vice-President of Sales is paid commissions equal to 1% of firm orders accepted. The remainder of the officers and directors are under no formal compensation agreements.

No options have been issued to date under the Company's Stock Option Plan. The plan permits the issuance of options on up to a total of 600,000 shares of the Company's common stock, at exercise prices not less than 100% of market value on the date of grant, to key employees of the Company.

Effective January 1, 1988, the Company established a 401(K)
plan under  the Internal Revenue Service Regulations.
Employees are eligible to participate after one year of service. An employee who elects to participate may contribute in a year  up  to  the lower  of 15% of gross pay or the dollar limit under the  regula-
tions, which in 1994 was $9,240. The Company contributes a matching amount of 10% of the first $1,000 contributed by an
employee  in  a year.   In addition, the  Company  may  make  a
discretionary matching  contribution.   The  total  amount is
determined by the Company's Board of Directors and allocated to
the  participants based on their contributions.   There was  no
discretionary  contribution in 1994.   Plan participants  self-
direct their investments choosing from six options sponsored by an insurance company.

No officer, director, nominee or associate of any officer, director, or nominee was indebted to the Company in an amount in excess of $60,000 at any time during the fiscal year ended December 31, 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's Compensation Committee regularly meets once each year and holds special meetings as required. The
Committee is currently composed of two outside directors, G.C. Sanborn, its Chairman, and W. F. Carmody. The
Committee is responsible for reviewing and approving compensation and benefit programs that cover officers and key executives of the Company. This includes oversight of salary levels and salary changes for corporate officers, annual bonus plan award and payment decisions, stock options, change of control agreements, and any other forms of remuneration. In addition, the Committee evaluates performance of management, considers management succession, and deals with other matters related to senior management.

The  Committee,  in  reviewing compensation  packages
including salaries,  commissions,  bonuses  and  stock
options for its officers and key executives, uses periodic compensation surveys by such consulting firms as Milliman & Robertson
Consulting, Washington Employer's, and Panel's Officer
Compensation  Report. It also considers  S.E.C.  and  annual  report
information concerning   compensation  received  by  officers   of
similar companies, as well as information received from executive placement firms.

The Company's employment agreement and compensation program for its President/General Manager is stated in the section
next above.   The  Compensation Committee has  determined
that such compensation is consistent with competitive conditions for chief executive officers considering the degree of responsibility, knowledge and experience involved as well as the nature and size of the corporation.

The Company's Vice President of Sales receives commission income only but is permitted to draw against commissions during the course of the year.

The  remainder of the officers and directors are under no
formal compensation   agreements  but  all  are  paid  based
on   the
competency, skills, and experience required by their positions. The Compensation Committee has determined that all are being compensated reasonably and fairly.

The Compensation Committee expects that all compensation paid by the Company to its executive officers will be within the limits of deductibility under Section 162m of the Internal
Revenue Code.

(The   foregoing   report  was  furnished  by  Messrs.
Sanborn (Chairman) and Carmody.)

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's Midcap 400 Index and the Standard & Poor's Machinery-Diversified Index for the period of five years commencing December 31, 1989 and ending December 31, 1994. The graph assumes that $100 was invested on December 31, 1989 in each of the Company's Common Stock, the Standard & Poor's Midcap 400 Index and the Standard & Poor's Machinery-Diversified Index and that all dividends were reinvested. This data was furnished by Standard & Poor's Compustat Services, Inc.

Note that "Stockholders' Return" is measured by changes in the market price of stock adjusted for dividends paid.
Since Web Press Corporation stock is very thinly traded, the market price of its stock does not, in management's opinion, accurately reflect the performance of the Company.

The  printing press manufacturing industry has been in a
severe recession.   Web's performance should be measured
against other companies in that industry; however, figures for Web's competitors are not available. The Standard &
Poor's figures are believed to be the most nearly comparable, that Web could find, but they obviously do not provide a direct comparison with companies in the printing press manufacturing industry.


                            [GRAPH APPEARS HERE]
                 COMPARISON OF FIVE-YEAR COMULATIVE TOTAL RETURN TO
                       SHAREHOLDERS AS MEASURED BY STOCK PRICE

  AMONG WEB PRESS CORPORATION, S&P MIDCAP 400 INDEX, S&P MACHINERY (DIVERSIFIED) INDEX

                             BASE
                            PERIOD    RETURN    RETURN    RETURN    RETURN    RETURN
COMPANY / INDEX NAME         1989      1990      1991      1992      1993      1994
- ------------------------------------------------------------------------------------
WEB PRESS CORPORATION         100      75.00     48.00     37.60     37.60     25.33
S&P MIDCAP 400 INDEX          100      94.88    142.42    159.38    181.62    175.11
S&P MACHINERY(DIVERSIFIED)IND 100      86.26    102.54    104.63    154.93    150.81


* Assumes that the value of the investment in Web Press Corporation common stock and each index stock was $100 on December 31, 1989 and that all dividends were reinvested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 15, 1995, information with respect to the beneficial ownership of common stock of the Company by each person who is known by the Company to have owned beneficially more than 5% of the Company's common stock, and by each of its executive officers and directors, and by its executive officers and directors as a group:


                                                          Percent
Name and Address              Shares Owned                of Class
- ----------------              ------------                --------
W. R. Marcouiller
9140 S.E. 54th
Mercer Island, WA              1,837,500 (1)               59.17%

W. F. Carmody
10826 Auburn South
Seattle, WA  98178               155,800 (2)                5.02

G. Clifford Sanborn, Jr.
17415 Lindgren Ave.
Sun City, CA  85351               50,000                    1.61

C. A. Gath
640 Jasminie Pl N.W.
Issaquah,  WA  98027               6,000 (3)                 .19


All directors and
  officers as a group
  (4persons)                   2,049,300                   67.68%


     (1) Does not include 214,500 shares (6.91%) owned by Mr. Marcouiller's adult children as to which he disclaims beneficial ownership.

     (2) Includes 800 shares held as custodian for Mr. Carmody's child as to which he disclaims beneficial ownership.

     (3)  Includes 1,000 shares held as custodian for Mr.
Gath's grandchild as to which he disclaims beneficial ownership.
Mr. Gath is the Company's Vice President of Sales.

APPOINTMENT OF AND SERVICES PERFORMED
BY INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton audited the Company's financial statements for the year ended December 31, 1994. Deloitte & Touche audited the Company's consolidated financial statements for the year ended December 31, 1993. A representative of Grant Thornton will be present at the Annual Meeting with the opportunity to make a statement if he/she so desires, and will be available to respond to appropriate questions raised orally at the meeting or submitted to the Company's Secretary before the meeting.

In addition to auditing, Grant Thornton performed other profes sional services for the Company during 1994.

With  the  recommendation of the Audit Committee, the Board
of Directors dismissed Deloitte & Touche on June 10, 1994
and  appointed  Grant Thornton to audit the Company's
financial  statements  for  the  year  ending December 31,
1994.   Deloitte  & Touche's report on the Company's
financial statements  for  the year ended December 31, 1993
did not contain an adverse opinion or disclaimer  and  was
not  qualified  or  modified  as  to uncertainty,   audit  scope  or
accounting   principles.  In connection with its audit for the year
ended December 31, 1993, and through June 10, 1994, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to the satisfaction of Deloitte & Touche would have caused them to make reference to the subject matter of the disagreement in their report on the Company's financial statements for such year.


GENERAL INFORMATION

                   Quorum and Adjournments
                   -----------------------

A  majority of the voting power represented by the common
stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting of
stockholders. All  management  proxies grant authority  to
vote  the  shares covered  thereby:  (i) to  adjourn  the
Annual  Meeting  of stockholders  until a quorum can be obtained
or for  any other reason  deemed desirable by management;   (ii) to set
the time at which the meeting will be held after any such adjournment; and (iii) on all issues which come up for vote at the meeting whenever it is held after any such adjournment.

    Voting of Proxies Solicited by the Board of Directors
    -----------------------------------------------------

All shares of common stock represented by any proxy card in
the accompanying  form  which  is  completed  as  directed
on  the accompanying  proxy  card  or in any  other  manner
reasonably
satisfactory to the Company and which is received by the Company in time to permit voting (a "management proxy") will be voted as directed on such proxy and, in the absence of such directive, will be voted FOR the election as directors of the Company of the persons nominated by the Board of Directors. Under applicable law, the three persons who receive the greatest number of votes cast for election of directors will be elected. Abstention from voting for one or more directors will have the practical effect of voting against such director or directors since it will mean fewer
votes for approval.   Broker non-votes will have the same
effect.

Management of the Company does not know of any matter which will be presented for action at the 1995 Annual
Meeting in addition to the matter identified in this proxy statement. All shares covered by management proxy will be voted with respect to any other matter not described in this proxy statement, which is properly brought before the meeting, in accordance with the judgment of the proxies.


                   Revocability of Proxies
                   -----------------------

Any proxy may be revoked by the person or persons giving it at any time before it has been exercised at the meeting by giving notice of revocation to the Company's Secretary in writing or by voting by ballot at the meeting.

                   Exchange Act Compliance
                   -----------------------

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires that certain of the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, the Company believes that, in 1994, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                     Solicitation Costs
                     ------------------

This proxy statement has been issued in connection with the solicitation of proxies by the Board of Directors. The Company will pay the cost of the preparation and mailing of this proxy statement and all other costs in this proxy solicitation.

                 1996 Stockholder Proposals
                 --------------------------

In order for a proposal by any stockholder to be included in the proxy statement and form of proxy which will be issued by the Company in connection with the 1996 Annual Meeting of stockholders, the proposal (i) must be delivered in writing to the Company's Secretary at 22023 68th Ave., South, Kent, Washington, 98032 not later than April 15, 1996 and (ii) must satisfy the conditions established by the Securities and Exchange Commission as necessary to entitle such proposal to be included in the proxy statement and form of proxy.


                   Reports to Stockholders
                   -----------------------

The Company has mailed this proxy statement and a copy of its 1994 Annual Report to each stockholder entitled to vote
at  the meeting.   Included in the 1994 Annual Report are the
Company's consolidated financial statements for the fiscal year ended December 31, 1994.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, AS FILED
WITH  THE SECURITIES  AND  EXCHANGE COMMISSION, MAY BE
OBTAINED  WITHOUT CHARGE   BY   SENDING  A  WRITTEN  REQUEST
THEREFOR   TO THE SECRETARY/TREASURER, WEB PRESS CORPORATION,
22023  68TH AVE., SOUTH, KENT, WASHINGTON, 98032.

                         By order of the Board of Directors,
                         /S/ WAYNE R. MARCOUILLER
                         WAYNE R. MARCOUILLER
                         President


June 15, 1995
Kent, Washington

PROXY                      WEB PRESS CORPORATION                      PROXY
                  22023 68TH AVE. SOUTH, KENT, WA  98032
               -------------------------------------------
                     ANNUAL MEETING OF SHAREHOLDERS
                              JULY 14, 1995
               ------------------------------------------
       This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints W.R. Marcouiller or William F. Carmody as Proxy, in the order named and each with the power to appoint his substitute, and hereby authorizes the Proxy to represent and to vote, as designated below, all the shares of common stock of Web Press Corporation held of record by the undersigned on June 7, 1995, at the Annual Meeting of Shareholders to be held on July 14, 1995 or any adjournment thereof.

1.  ELECTION OF DIRECTORS
     FOR all nominees below                WITHHOLD AUTHORITY
     (except as marked to the contrary [_] to vote for all nominees listed below [_]

    (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list below.)

     W.R. Marcouiller,    W.F. Carmody,      G.C. Sanborn, Jr.

                -----------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                     Date and sign on reverse side

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the nominees named in Item 1.

Please sign exactly as name appears below. When shares are held by joint tenants or spouses, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated__________________, 1995

_____________________________
Signature

- -----------------------------
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.